RXELITE HOLDINGS INC.

FINANCIAL STATEMENTS

MARCH 31, 2007
(UNAUDITED)

RXELITE HOLDINGS INC.
INDEX TO FINANCIAL STATEMENTS

Condensed Balance Sheets as of March 31, 2007 (unaudited) and December 31, 2006	2

Condensed Statements of Operations for the Three Months Ended March 31, 2007 and 2006 (Unaudited)	3

Condensed Statements of Cash Flows for the Three Months Ended March 31, 2007 and 2006 (Unaudited)	4

Notes to Condensed Financial Statements	5

RXELITE HOLDINGS INC.
CONDENSED BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$701,108	$2,403,144
Accounts Receivable, Net	75,657	43,727
Related Party Receivables	30,192	60,675
Inventory	6,158,780	5,707,510
Prepaid Expenses	91,742	102,378
TOTAL CURRENT ASSETS	7,057,479	8,317,434

PROPERTY AND EQUIPMENT, NET	528,491	331,196

OTHER ASSETS
Intangible Assets	69,145	69,796
Restricted Deposits	201,183	60,013
TOTAL OTHER ASSETS	270,328	129,809

TOTAL ASSETS	$7,856,298	$8,778,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$4,770,610	$5,535,752
Accrued Expenses	483,445	366,716
Convertible Debentures	500,000	545,000
Current Portion of Capital Lease Obligations	14,304	13,872
Current Portion of Long-Term Debt - Related Party	238,893	257,151
TOTAL CURRENT LIABILITIES	6,007,252	6,718,491

LONG-TERM LIABILITIES
Capital Lease Obligations	28,106	31,628
Long-Term Debt - Related Party	725,727	766,098
TOTAL LONG-TERM LIABILITIES	753,833	797,726

TOTAL LIABILITIES	6,761,085	7,516,217

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock; $.00237 Par Value, 100,000,000 Shares Authorized, 38,448,832 and 30,928,663 Shares Issued and Outstanding, Respectively	91,124	73,301
Additional Paid-In Capital	9,333,300	5,121,143
Subscription Shares Payable	2,908,707	5,097,334
Accumulated Deficit	(11,237,918)	(9,029,556)
TOTAL STOCKHOLDERS’ EQUITY	1,095,213	1,262,222

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$7,856,298	$8,778,439

See notes to condensed financial statements

RXELITE HOLDINGS INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

Sales, Net	$146,873	$6,903,837
Cost of Goods Sold	139,245	6,812,703
Gross Profit	7,628	91,134

Operating Expenses
Selling Expense	450,733	226,961
Salaries, Wages and Benefits	533,643	230,561
Research and Development	809,558	-
General and Administrative	303,066	102,462
Depreciation and Amortization	38,153	9,649

Total Operating Expenses	2,135,153	569,633

Loss from Operations	(2,127,525)	(478,499)

Other Income (Expense)
Interest Income	25,901	14,013
Interest Expense	(100,398)	(148,481)
Other	(6,340)	4,329

Total Other Expense	(80,837)	(130,139)

Loss Before Income Taxes	(2,208,362)	(608,638)

Income Tax Provision	-	-

Net Loss	$(2,208,362)	$(608,638)

Loss per Share
Basic	$(0.06)	$(0.04)
Diluted	$(0.06)	$(0.04)

Weighted Average Shares Outstanding
Basic	36,861,241	16,167,387
Diluted	36,861,241	16,167,387

See notes to condensed financial statements

RXELITE HOLDINGS INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash Flows from Operating Activities
Net Loss	$(2,208,362)	$(608,638)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Depreciation and Amortization	38,153	9,649
Subscription Shares Issued for Employee Compensation	15,229	-
Subscription Shares Issued for Services	3,495	-
Decrease (Increase) in Operating Assets
Accounts Receivable, Net	(1,447)	1,172,495
Inventory	(451,270)	2,343,395
Prepaid Expenses	10,636	74,409
Other Assets	(141,170)	1,433
Increase (Decrease) in Operating Liabilities
Accounts Payable	(1,059,974)	(579,955)
Accrued Expenses	116,729	(3,382,281)

Net Cash Used in Operating Activities	(3,677,981)	(969,493)

Cash Flows from Investing Activities - Purchase of
Property and Equipment	(167,283)	(3,429)

Cash Flows from Financing Activities
Proceeds from Common Stock Subscribed	2,304,750	195,000
Common Stock Issued for Cash	-	119,516
Proceeds from Convertible Debentures/Notes Payable	-	675,000
Payments on Convertible Debentures/Notes Payable	(103,629)	(125,976)
Payments on Capital Lease Obligations	(3,090)	-
Cash Paid for Offering Costs	(54,803)	-

Net Cash Provided by Financing Activities	2,143,228	863,540

Net Decrease in Cash and Cash Equivalents	(1,702,036)	(109,382)
Cash and Cash equivalents, Beginning of Period	2,403,144	239,356

Cash and Cash Equivalents, End of Period	$701,108	$129,974

See notes to condensed financial statements

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2007
(Unaudited)

NOTE 1 - NATURE OF BUSINESS

RxElite Holdings Inc. (Company) is a Delaware Corporation headquartered in Meridian, Idaho. The Company has offices in the states of Idaho and Texas. The Company is in the business of manufacturing and selling generic pharmaceuticals.

NOTE 2 - BASIS OF PRESENTATION

The interim financial information of the Company as of March 31, 2007 and March 31, 2006 and for the three-month periods then ended is unaudited, and the balance sheet as of December 31, 2006 is derived from audited financial statements. The accompanying condensed financial statements have been prepared in accordance with U. S. generally accepted accounting principles for interim financial statements. Accordingly, they omit or condense footnotes and certain other information normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles. The accounting policies followed for quarterly financial reporting conform with the accounting policies disclosed in Note 2 to the Notes to Financial Statements for the year ended December 31, 2006. In the opinion of management, all adjustments that are necessary for a fair presentation of the financial information for the interim periods reported have been made. All such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results that can be expected for the entire year ending December 31, 2007. The unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2006.

NOTE 3 - GOING CONCERN

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s business plan anticipates that its near future activities will be funded from the issuance of additional equity and funds provided by ongoing operations.  Failure to raise the equity or to achieve sales projections necessary to finance future cash requirements would adversely affect the Company’s ability to pursue its strategy and could negatively affect operations in future periods.

The majority of the Company’s inventory consists of a generic pharmaceutical which received FDA approval for use in the United States on May 2, 2007. There is no guarantee that the generic pharmaceutical will provide the Company with its projected revenues and cash flows. Failure to achieve projected margin and or market share will adversely affect the future financial position of the Company. Should the Company be unable to achieve projected market share and/or margin for the generic pharmaceutical or to obtain additional capital, there is substantial doubt that the Company would remain a going concern after 2007. No adjustments to the condensed financial statements have been made to reflect these possibilities.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2007
(Unaudited)

NOTE 4 - CONVERTIBLE DEBENTURES

During January 2007, the Company paid off two convertible debentures totaling $45,000, one for $20,000 and the other for $25,000. At March 31, 2007, there remain three convertible debentures totaling $500,000, two each for $200,000 and one for $100,000. See Note 12.

NOTE 5 - EQUITY TRANSACTIONS

Common Stock

On January 19, 2007, the Company issued 7,520,169 units at sixty cents ($0.60) each for a total of $4,512,101 in subscription shares payable which consist of 7,520,169 shares of Common Stock and 3,760,082 warrants. The warrants have a strike price of eighty five cents ($0.85) per share exercisable through January 19, 2009, or upon the Common Stock reaching a specified market price for a specified period.

Stock Subscription Payable

During the three months ended March 31, 2007, stock subscriptions payable increased by $2,304,750 for cash received, $15,229 for employee compensation and $3,494 for services. The stock subscriptions were for units consisting of 3,872,455 shares of common stock and 1,936,228 warrants. The common stock was priced at sixty cents ($0.60) per share and the warrants have a strike price of eighty five cents ($0.85) per share exercisable through January 19, 2009, or upon the Common Stock reaching a specified market price for a specified period.

NOTE 6 - STOCK OPTIONS AND WARRANTS

Stock Options

In January and February 2007, the Company entered into employment agreements with its Vice President - Sterile Operations, Chief Financial Officer and Regional Business Executive. Pursuant to these agreements, the Company has committed to issue options to purchase up to 545,000 shares of the Company’s common stock. The options are to vest over a four-year period and have an exercise price of $0.60 per share.

The Company has adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share Based Payments, which requires companies to measure the cost of employee services received in exchange for equity instruments based on the fair value of those awards and to recognize the compensation expense over the requisite service period during which the awards are expected to vest. A liability and a corresponding stock based compensation expense for the above noted authorized but ungranted stock options amounting to $17,750 has been reflected in the accompanying financial statements at March 31, 2007.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2007
(Unaudited)

The Company did not have a stock option plan approved by its Board of Directors when the Company committed to issue the above-mentioned options. The options were expected to be granted at the time that such a stock option plan was adopted. See Note 12.

The Company estimated the fair value of the options using the Black-Scholes option pricing model using the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	81.91%
Risk-free interest rate	4.67%
Expected life of options	10 years

Stock Warrants

The following table summarizes the Company’s common stock warrants outstanding at March 31, 2007, along with the related activity for the three months ended March 31, 2007:

	Common Stock Warrants	Weighted Average Exercise Price

Outstanding at December 31, 2006	132,004	$0.00237
Granted	3,760,082	.0.85000
Exercised	-	-
Forfeited	-	-

Outstanding at March 31, 2007	3,892,086	$0.82121

Exercisable at March 31, 2007	3,760,082	$0.85000

At March 31, 2007, the Company had an obligation of $196,907 included in accounts payable to issue 899,209 warrants exercisable into common stock at $0.60 per share and 449,604 warrants exercisable into common stock at $0.85 per share.

NOTE 7 -LOSS PER SHARE

The computation of basic earnings per common share is based on the weighted average number of shares outstanding during the period. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the weighted average common stock equivalents which would arise from the exercise of stock options and warrants outstanding and the conversion of convertible debentures using the treasury stock method and the average market price per share during the period.

A reconciliation of the number of shares used in the computation of the Company’s basic and diluted earnings per common share is as follows:

	Three Months Ended March 31,
	2007	2006

Weighted average number of common shares outstanding	36,861,241	16,167,387
Dilutive effect of warrants	-	-
Weighted average number of common shares outstanding, assuming dilution	36,861,241	16,167,387

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2007
(Unaudited)
No warrants are included in the computation of weighted average number of shares because the effect would be anti-dilutive. At March 31, 2007, the Company had outstanding warrants to purchase a total of 3,892,086 common shares of the Company that could have a future dilutive effect on the calculation of earnings per share.

NOTE 8 - SIGNIFICANT CUSTOMERS

During the three months ended March 31, 2007, the Company recorded revenues from three customers that approximated 19%, 12% and 6% of net sales, respectively. During the three months ended March 31, 2006, the Company recorded revenues from three customers that approximated 51%, 19% and 9% of net sales, respectively.

NOTE 9 - SIGNIFICANT SUPPLIERS

The Company out-sources all of its generic pharmaceutical manufacturing for its own label to outside sources. The Company out-sourced the manufacturing of all its pharmaceutical products to two companies in the quarters ending March 31 in both 2007 and 2006. For the three months ended March 31, 2007, the Company’s largest supplier accounted for approximately $507,000 or 87.5% of product purchases.

NOTE 10 - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, and disclosure. FIN 48 is effective January 1, 2007. The Company adopted FIN 48 on January 1, 2007, and the provisions of FIN 48 were applied to all tax positions upon initial adoption of this standard. There was no financial statement impact of adopting FIN 48.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, Fair Value Measurements. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2007
(Unaudited)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another U.S. GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard will also require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 is not expected to have a material impact on the Company’s results of operations or financial position.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets.” This statement amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement 125”, or SFAS 140, regarding (1) the circumstances under which a servicing asset or servicing liability must be recognized, (2) the initial and subsequent measurement of recognized servicing assets and liabilities, and (3) information required to be disclosed relating to servicing assets and liabilities. The Company adopted this standard on January 1, 2007, with no impact on its financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, or SFAS 155. This statement amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative financial instrument. The Company adopted this standard on January 1, 2007, with no impact on its consolidated financial statements.

NOTE 11 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest was $74,287 and $20,295 for the three months ended March 31, 2007 and March 31, 2006, respectively. There was no cash paid for income taxes for the three months ended March 31, 2007 and March 31, 2006.

During the three months ended March 31, 2007, the Company:

•	Issued 7,520,169 common shares, increased common stock by $17,823, increased additional paid-in capital by $4,494,278, and reduced subscription shares payable by $4,512,101.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2007
(Unaudited)
•	Increased accounts payable and decreased additional paid-in capital by $62,608 for warrants to be issued for finder’s fees.

•	Increased accounts payable and decreased additional paid-in capital by $164,710 for finder’s fees payable.

•	Acquired property and equipment through the issuance of accounts payable of $67,514.

During the three months ended March 31, 2006, the Company:

•	Increased convertible debentures and decreased long-term debt - related party by $195,000.

•	Increased stock subscription payable and decreased long-term debt - related party by $100,000.

•	Decreased accounts receivable and decreased long term debt by $2,294,723 and converted $4,216 of accrued interest to debt.

NOTE 12 - SUBSEQUENT EVENTS

On April 2, 2007, the Company issued 3,572,585 shares of Common Stock for $465,213 in cash and for $1,678,338 in Subscription Shares Payable at sixty cents ($.60) per share.  In conjunction with the stock issuance, the Company issued 1,786,292 Warrants to purchase shares of Common Stock, with a strike price of eighty five cents ($.85) per share exercisable on/or before January 19, 2009, or upon the Common Stock reaching a specified market price for a specified period.

On April 19, 2007, the Company issued 3,735,000 shares of Common Stock for $2,241,000 in cash at sixty cents ($.60) per share. In conjunction with the stock issuance, the Company issued 1,867,500 Warrants to purchase shares of Common Stock with a strike price of eighty five cents ($.85) per share exercisable on/or before January 19, 2009, or upon the Common Stock reaching a specified market price for a specified period.

On April 26, 2007, the Board of Directors approved and the company entered into an amended agreement with the former Preferred Stock holders that provides for cash payouts of $600,000 contingent on the Company going public in a qualified merger and for an additional buy back of common stock for 350,000 total shares at $4 per share or $1.4 million dollars on/or before December 31, 2008. In the event that the Company receives warrants to purchase common shares in a qualified merger, the Company is to allocate 1,000,000 of such warrants to the Preferred Stock holders.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2007
(Unaudited)

On May 2, 2007, the Company received FDA approval for generic pharmaceutical, Sevoflurane. Generic Sevoflurane is the Company’s planned principle product for 2007. The Company has exclusive rights to market generic Sevoflurane in the United States. The launch of Sevoflurane is a key component of the Company’s business plan and the Company’s future plans are largely dependent on successfully entering the market with this product and obtaining sufficient market share against competing pharmaceuticals to achieve profitable operations. There is no assurance the Company will be successful in these efforts.

On June 15, 2007, the three remaining convertible notes payable holders elected to convert their notes and related accrued interest for Subscription Shares Payable of Common Stock at $0.60 per share and warrants at 50% of the number of shares with a strike price of $0.85 exercisable upon certain conditions. The total amount elected to be converted was $500,000 in principal and $218,219 in accrued interest.

On July 2, 2007, the Board of Directors of the Company approved the RxElite Holdings Inc. 2007 Incentive Stock Option Plan (the “Plan”) and reserved 14,873,892 total common shares for the issuance of options under the Plan. On July 2, 2007, the Board of Directors approved the issuance to employees of the Company of options to purchase a total of 2,561,670 common shares of the Company, including options to purchase 545,000 shares pursuant to employee contracts (see Note 6) and options to purchase 263,038 shares pursuant to other employment arrangements with the vesting period to commence on the respective employees hire date. The options vest over a period of four years and are exercisable for a period of ten years at $0.60 per share.